                                                                   EXHIBIT 4.8

                                AMENDMENT NO. 2


     AMENDMENT NO. 2 dated as of April 3, 1996 (this "Amendment") to that certain Credit Agreement dated as of November 19, 1993, as amended by Amendment No. 1 dated as of October 14, 1994 (as so amended, the "Credit Agreement") among ARCO Chemical Company, a Delaware corporation, the Banks party thereto and The First National Bank of Chicago, as Agent for such Banks.

     WHEREAS, the parties hereto desire to amend the Credit Agreement to, among other things, (i) release each of Toronto Dominion (Texas), Inc., Credit Suisse and Texas Commerce Bank National Association, (collectively, the "Withdrawing Banks") from all of their respective rights and obligations as "Banks" under and as defined in the Credit Agreement, (ii) add ABN AMRO Bank N.V., Deutsche Bank AG and Rabobank Nederland (collectively, the "New Banks") as new Banks party to the Credit Agreement, (iii) increase the respective Commitments under and as defined in the Credit Agreement of certain other Banks (collectively, with the New Banks, the "Increasing Banks") as herein provided, (iv) amend the facility fee and interest rate payable under the Credit Agreement and (v) amend the Credit Agreement in certain other respects;

     NOW THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Definitions.  Unless the context otherwise requires, all capitalized
         -----------
terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     2.  Amendments.  Upon the Closing Date (as defined in Section 6 of this
         ----------
Amendment) and effective as of the Effective Date (also as defined in Section 6 of this Amendment), the Credit Agreement shall be amended as follows:

     (a) The definition of "Facility Fee Percentage" contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

          "Facility Fee Percentage" shall mean, with respect to each payment of the facility fee pursuant to Section 2.08(b), the percentage rate per annum set forth below opposite the ratings on the Borrower's senior unsecured long-term public debt issued by both Moody's Investor Service, Inc. (or its successor) and Standard & Poor's Corporation (or its successor) in effect on the applicable date of determination:

                                                               Facility Fee
              S & P Rating              Moody's Rating         Percentage
              ------------              --------------         ----------

              A- or higher              A3 or higher           .075%
              BBB+                      Baa1                   .10%
              BBB                       Baa2                   .125%
              BBB-                      Baa3                   .150%
              Below BBB-                Below Baa3             .20%

     For each facility fee payment pursuant to Section 2.08(b) , the applicable Facility Fee Percentage shall be determined as of the Quarterly Date, or date of termination of the Commitments in their entirety, as the case may be, which is five Domestic Business Days preceding the date such payment is due pursuant to Section 2.08(b). In the event of a split rating, the Borrower shall be entitled to the benefit of the higher rating, unless either rating is below BBB- or Baa3 (in which case the lower rating shall control). In the event that a rating is available from only one rating agency, such rating shall control. In the event that a rating is not available from either rating agency, the applicable Facility Fee Percentage shall be .20%.

     (b) The definition of "CD Reference Banks" contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

          "'CD Reference Banks' shall mean Bank of America NT & SA, The Chase Manhattan Bank, N.A. and The First National Bank of Chicago, and each such other bank as may be appointed pursuant to Section 9.07(f)."

     (c)  The definition of "Euro-Currency Reference Banks" contained in Section
1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

          "'Euro-Currency Reference Banks' shall mean the principal London offices of Bank of America NT & SA, The Chase Manhattan Bank, N.A. and The First National Bank of Chicago, and each such other bank as may be appointed pursuant to Section 9.07(f)."

     (d) The definition of "Syndicated Margin" contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

          "Syndicated Margin" shall mean, with respect to a Syndicated Loan outstanding on the applicable date of determination, the applicable Syndicated Margin set forth below (i) beneath the interest rate option applicable to such Syndicated Loan and (ii) opposite the ratings on the Borrower's senior unsecured long-term public debt issued by both Moody's Investor Service, Inc. (or its successor) and Standard & Poor's Corporation (or its successor) in effect on such date of determination:


     S & P  Rating      Moody's Rating     Euro-Currency  Fixed CD   Base Rate
     -------------      --------------     -------------  --------   ---------

     A- or higher       A3 or higher            .15%      .275%         0.0%
     BBB+               Baa1                    .20%      .325%         0.0%
     BBB                Baa2                    .225%     .35%          0.0%
     BBB-               Baa3                    .30%      .425%         0.0%
     Below BBB-         Below Baa3              .45%      .575%         0.0%

     The rate of interest applicable to any outstanding Syndicated Loan shall change simultaneously with, and to the extent that, the applicable Syndicated Margin changes (as a result of a rating change). In the event of a split rating, the Borrower shall be entitled to the benefit of the higher rating, unless either rating is below BBB- or Baa3 (in which case the lower rating shall control). In the event that a rating is available from only one rating agency, such rating shall control. In the event that a rating is not available from either rating agency, the applicable Syndicated Margin shall be that which would be applicable in the case of a rating below BBB- or Baa3.

     (e) The definition of "Termination Date" contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

          "'Termination Date' shall mean April 3, 2001 or, if such day is not a Euro-Currency Business Day, the next preceding Euro-Currency Business Day."

     (f) The signature pages and Commitments set forth following Section 9.13 of the Credit Agreement shall be amended by (i) deleting the signature line and Commitment amount for each of the Withdrawing Banks, (ii) adding a new signature line and Commitment amount for each of the New Banks in the same form and position as set forth for each such New Bank on the signature pages to this Amendment and (iii) replacing the respective Commitment amounts set forth next to the name of each Increasing Bank (other than the New Banks) with the respective Commitment amount set forth next to the name of each such Increasing Bank on the signature pages to this Amendment.

     3.  Release of Withdrawing Banks; Provision for Facility Fee Accrued
         ----------------------------------------------------------------
Through Effective Date.  Upon the Closing Date (as defined in Section 6 of this
----------------------
Amendment) and effective as of the Effective Date (also as defined in Section 6 of this Amendment), each of the Withdrawing Banks shall cease to have any rights or obligations under the Credit Agreement and shall cease to be a "Bank" for all purposes thereunder; provided, however, that to the extent that the facility fee
                     --------  -------
payable pursuant to Section 2.08(b) of the Credit Agreement on April 8, 1996 has accrued for the period prior to the Effective Date, such fee shall be promptly distributed by the Agent to each of the Withdrawing Banks according to their respective Commitments as in effect prior to the Effective Date and the Withdrawing Banks shall remain "Banks" party to the Credit Agreement for the sole purpose of collecting said facility fee until such time as such facility fee has been paid in full with respect to such period ending on the Effective Date. Promptly upon the Closing Date, each Withdrawing Bank hereby agrees to promptly mark "Cancelled" the Note held by it pursuant to the Credit Agreement and return the same to the Agent (who shall promptly forward the same to the Borrower).

     4.  Assumption by the New Banks.  By its execution and delivery of this
         ---------------------------
Amendment and in consideration of the undertakings set forth herein and in the Credit Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, each of the New Banks hereby assumes and covenants and agrees fully, completely and timely to perform, comply with, and discharge each and all of the obligations, duties, and liabilities of a Bank under the Credit Agreement, which assumption includes, without limitation, the obligation to fund its respective Commitment, subject to the terms and conditions of the Credit Agreement. Each New Bank hereby agrees to be bound by all provisions relating to Banks under and as defined in the Credit Agreement and shall, upon the Closing Date and effective as of the Effective Date, be deemed a Bank for all purposes hereunder and under the Credit Agreement.

     5.  Representations and Warranties.  The Borrower hereby confirms,
         ------------------------------
reaffirms and restates as of the date hereof the representations and warranties set forth in Article IV of the Credit Agreement except to the extent such representations and warranties relate to a specific date, provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement", including, without limitation, such a reference included in the term "Bank Credit Documents", shall be deemed to be a collective reference to the Credit Agreement, this Amendment and the Credit Agreement as amended by this Amendment. An Event of Default under and as defined in the Credit Agreement as amended by this Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the foregoing sentence of this Section 5 shall be materially false as of the date on which made or, to the extent such representations and warranties relate to a specific date, as of such date.

     6.  Effectiveness; Additional Conditions Precedent.  (a) This Amendment and
         ----------------------------------------------
the amendments to the Credit Agreement provided for herein shall become effective as of April 3, 1996 (the "Effective Date") on the date, not later than April 30, 1996, on which all of the following conditions precedent shall have been satisfied (the "Closing Date"):

          (i) This Amendment shall have been duly executed and delivered by the Agent and the Borrower on one counterpart and each of the Banks (including each of the Withdrawing Banks and each of the Increasing Banks) shall have signed a counterpart or counterparts hereof and notified the Agent by facsimile or telephone that such action has been taken and that such executed counterpart or counterparts will be mailed or otherwise delivered to the Agent.

          (ii) No Default or Event of Default shall have occurred and be continuing.

          (iii) No Loans shall be outstanding on either the Effective Date or the Closing Date, or on any date between the Effective Date and the Closing Date.

          (iv) The Borrower shall have duly executed and delivered to the Agent (who shall promptly forward the same to the respective New Banks), for the account of each New Bank, a Note payable to the order of such New Bank, which new Note shall thereupon become the Note of such New Bank for all purposes under the Credit Agreement.

     (b) Upon the Closing Date and effective as of the Effective Date, all references to the Credit Agreement in the conditions precedent to the initial Borrowing set forth in Sections 3.01(i), (ii), and (iii) of the Credit Agreement shall be deemed to refer to the Credit Agreement, this Amendment, and the Credit Agreement as amended by this Amendment.

     7.  Effect on the Existing Agreement.  Except as expressly amended hereby,
         --------------------------------
all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Bank Credit Documents (a) shall remain unaltered,
(b) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (c) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Credit Agreement (including references in the Credit Agreement as amended by this Amendment) to "this Agreement" (and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be references to the Credit Agreement as amended by this Amendment.

     8.  Expenses.  The Borrower shall reimburse the Agent for any and all
         --------
reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this Amendment.

     9.  Entire Agreement.  This Amendment, the Credit Agreement as amended by
         ----------------
this Amendment and the other Bank Credit Documents embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     10.  Governing Law.  This Amendment shall be construed in accordance with
          -------------
the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to a national banking association located in the State of Illinois.

     11.  Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the Effective Date.


                         THE BORROWER

                         ARCO CHEMICAL COMPANY


                         By /s/ R. Remick
                           -----------------------------------
                              Ronald R. Remick
                              Vice President, Treasury and Planning

                              Address for Notices:

                              3801 West Chester Pike
                              Newtown Square, Pennsylvania  19073
                              Attn: Manager of Banking

                              Telex No.: 99-0756
                                    (answerback ARCO CHEM NS1)
                              Telephone No.: 610-359-3362
                              Telecopier No.: 610-359-3322

                         THE AGENT

                         THE FIRST NATIONAL BANK OF CHICAGO

                         By  /s/ Barbara C. Chapman
                            ------------------------------------
                         Title  Corporate Banking Officer
                               ---------------------------------

                              Address for Notices:

                              The First National Bank of Chicago
                              One First National Plaza
                              Chicago, Illinois  60670
                              Attention:  William P. Laird
                              Mail Suite 0464
                              Telex No.: 4330253 (answerback FNBCUI)
                              Telephone No.: 312-732-5635
                              Telecopier No.: 312-732-3055

                              cc: W. Walter Green, III
                              Mail Suite 0363
                              Telex No.: 4330253 (answerback FNBCUI)
                              Telephone No.: 312-732-7235
                              Telecopier No.: 312-732-3055


                         THE BANKS

Commitment
----------

$50,000,000              THE FIRST NATIONAL BANK OF CHICAGO



                         By  /s/ Barbara C. Chapman
                            ------------------------------------
                         Title  Corporate Banking Officer
                               ---------------------------------




$45,000,000              THE CHASE MANHATTAN BANK, N.A.


                         By  [SIGNATURE APPEARS HERE]
                            ------------------------------------
                         Title Vice President
                               ---------------------------------
                               [NAME APPEARS HERE]

$40,000,000              BANK OF AMERICA NT & SA


                         By  [SIGNATURE APPEARS HERE]
                            ----------------------------
                         Title  MANAGING DIRECTOR
                               ----------------------------


$35,000,000              CREDIT LYONNAIS
                              NEW YORK BRANCH


                         By  [SIGNATURE APPEARS HERE]
                            ----------------------------
                         Title
                               ----------------------------


                         CREDIT LYONNAIS
                              CAYMAN ISLANDS BRANCH


                         By  [SIGNATURE APPEARS HERE]
                            ----------------------------
                         Title
                               ----------------------------



$30,000,000              DEUTSCHE BANK AG
                              NEW YORK BRANCH


                         By  [SIGNATURE APPEARS HERE]  /s/ J. Augsburger
                            ----------------------------
                         Title  Vice President         Vice President
                               ----------------------------



                         DEUTSCHE BANK AG
                              CAYMAN ISLANDS BRANCH

                         By  [SIGNATURE APPEARS HERE]  /s/ J. Augsburger
                            ----------------------------
                         Title  Vice President         Vice President
                               ----------------------------

$25,000,000              PNC BANK, NATIONAL ASSOCIATION


                         By  [SIGNATURE APPEARS HERE]
                            -----------------------------
                         Title  Banking Officer
                               -----------------------------


$15,000,000              ABN AMRO BANK N.V.
                              NEW YORK BRANCH

                         By  /s/ George M. Dugan     /s/ David W. Stack
                            -----------------------------
                         Title  George M. Dugan, VP  David W. Stack, AVP
                               -----------------------------



$15,000,000              BANK OF TOKYO - MITSUBISHI
                              TRUST COMPANY


                         By  [SIGNATURE APPEARS HERE]
                            -----------------------------
                         Title  Vice President
                               -----------------------------


$15,000,000              CITIBANK, N.A.


                         By  [SIGNATURE APPEARS HERE]
                            -----------------------------
                         Title  [NAME APPEARS HERE]
                               -----------------------------
                                Vice President

$15,000,000              CORESTATES BANK, N.A.


                         By  [SIGNATURE APPEARS HERE]
                            -----------------------------
                         Title  V P
                               -----------------------------

$15,000,000              COOPERATIVE CENTRALE RAIFFEISEN-
                             BOERENLEENBANK, B.A., "RABOBANK
                             NEDERLAND," NEW YORK BRANCH


                         By  /s/ Dana W. Hemenway
                            --------------------------------
                         Title  Dana W. Hemenway
                               -----------------------------
                                Vice President


                         By  /s/ Ian Reece
                            --------------------------------
                         Title  Ian Reece
                               -----------------------------
                                [TITLE APPEARS HERE]

-------------------
$300,000,000



                             THE WITHDRAWING BANKS


                                   CREDIT SUISSE


                         By  /s/ Andrea E. Shkane
                            --------------------------------
                         Title  Andrea E. Shkane
                               -----------------------------
                               MEMBER OF SENIOR
                                  MANAGEMENT


                         By  /s/ Eileen O'Connell Fox
                            --------------------------------
                         Title  Eileen O'Connell Fox
                               -----------------------------
                               MEMBER OF SENIOR
                                  MANAGEMENT


                         TORONTO DOMINION (TEXAS), INC.

                         By  /s/ Diane Bailey
                            --------------------------------
                         Title      VP
                               -----------------------------



                         TEXAS COMMERCE BANK
                              NATIONAL ASSOCIATION


                         By  /s/ Mary C. Arnold
                            --------------------------------
                         Title  VICE PRESIDENT
                               -----------------------------